Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

May 5, 2007

By Fax and Regular Mail:
SEC – Office of the Chief Accountant
Attn: SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

By E-mail and Regular Mail:
Mr. Biao Tan
Chairman/CEO
LogSearch, Inc.
c/o Jeffrey M. Stein, Esq.
100 Garden City Plaza
Garden City, NY 11530

Ladies/Gentlemen:

We were previously principal accountants for LogSearch, Inc., (Commission File Number 333-115053), and we issued our report dated January 5, 2007 on the financial statements of LogSearch, Inc., as of October 31, 2006 and for the each of the two years then ended.

We have read the Form 8-K dated May 2, 2007, provided to us on May 3, 2007, and we concur with the information shown therein.

We confirm we had no disagreements with LogSearch, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two years ending October 31, 2006, or through the interim period ending January 31, 2007.

Very truly yours,

Bateman & Co. Inc. P.C.